                                                                     Exhibit 4.5
                                 [FACE OF NOTE]

CUSIP NO.

REGISTERED                                                           FACE AMOUNT
PRINCIPAL AMOUNT
No.  FL -


                        McCORMICK & COMPANY, INCORPORATED
                                MEDIUM-TERM NOTE
                              (SINGLE INDEXED NOTE)
                                 (FLOATING RATE)


                  If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ISSUE PRICE:                                                  OPTION TO ELECT REPAYMENT:
                                                              / / YES   / / NO

ORIGINAL ISSUE DATE:                                          OPTIONAL REPAYMENT DATE[S]:

STATED MATURITY DATE:

INITIAL INTEREST RATE:                                        OPTIONAL REDEMPTION:
                                                              / / YES   / / NO

BASE RATE:        INITIAL REDEMPTION DATE:
  If LIBOR:         / / LIBOR Telerate
                    / / LIBOR Reuters                         INITIAL REDEMPTION PERCENTAGE:
                    / / Other
                    Designated LIBOR Page:                    ANNUAL REDEMPTION PERCENTAGE
                                                              REDUCTION:
                    Designated LIBOR Currency:

INDEX MATURITY:                                               MINIMUM DENOMINATIONS:
                                                              / / $1,000
SPREAD (PLUS OR MINUS):                                       / / Other:

                                                              SPECIFIED CURRENCY:
SPREAD MULTIPLIER:                                            United States Dollars:
                                                              / / YES   / / NO
                                                              Foreign Currency:

CALCULATION AGENT:
                                                              OPTION TO RECEIVE PAYMENTS
                                                              IN SPECIFIED CURRENCY
CALCULATION DATE:                                             OTHER THAN U.S. DOLLARS:
                                                              / / YES   / / NO

SINKING FUND:                                                 EXCHANGE RATE AGENT:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST DETERMINATION DATE:                                  ADDITIONAL AMOUNTS:

INTEREST RESET PERIOD:                                        DEFEASANCE:  / / YES  / / NO

INTEREST RESET DATES:                                         COVENANT DEFEASANCE:
                                                              / / YES  / / NO

                                             2


INTEREST PAYMENT PERIOD:                                      INDEXED CURRENCY:
                                                              United States Dollars:
                                                              / / YES  / / NO

INTEREST PAYMENT DATES:                                       Foreign Currency:
                                                              PRINCIPAL FINANCIAL CENTER

REGULAR RECORD DATES:                                         BASE EXCHANGE RATE:

TOTAL AMOUNT OF OID:                                          DETERMINATION AGENT:

INITIAL ACCRUAL PERIOD OID:

YIELD TO MATURITY:                                            REFERENCE DEALERS:
                                                              1.
                                                                 -------
OTHER/DIFFERENT PROVISIONS:                                   2.
                                                                 -------
                                                              3.
                                                                 -------

                  McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, in the Specified Currency on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date), the principal sum of _______ (the "Face Amount"), plus or minus an amount determined by the Determination Agent (specified above) in accordance with the formula set forth below, and to pay interest on the Face Amount as described below and on the reverse hereof.

                  If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of this Security payable on the Maturity Date (as defined below) shall equal:


         Face Amount  +   (Face Amount  x    Spot Rate - Base Exchange Rate)
                                             -------------------------------
                                                      Base Exchange Rate

                  If the Base Exchange Rate exceeds the Spot Rate, the principal amount of this Security payable on the Maturity Date shall equal:

         Face Amount  -  (Face Amount  x     Base Exchange Rate - Spot Rate)
                                             -------------------------------
                                                      Base Exchange Rate

; provided, however, that in no event shall such principal amount be less than zero.

                  In making the above calculations, the (i) "Base Exchange Rate" is the exchange rate specified as such above and (ii) "Spot Rate" is the rate at which the Specified Currency can be exchanged for the Indexed Currency specified above (such rate stated as units of Indexed Currency per unit of the Specified Currency) as determined on the second Exchange Rate Day, as defined below, prior to the Maturity Date (the "Determination Date") by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for such Indexed Currency (spot bid quotations for the Specified Currency) obtained by the Determination Agent from the Reference Dealers specified above in The City of New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of this Security multiplied by the Base Exchange Rate, in terms of the Specified Currency for settlement on the Maturity Date. If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. If any of the Reference Dealers shall be unwilling or unable to provide the requested quotations, the Company may select other major money center bank or banks in The City of New York, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of this Security payable on the Maturity Date shall be final and binding on the Company, the Trustee (referred to on the reverse hereof) and the Holder (as defined below) of this Security.

                  "Exchange Rate Day" means any day which is a Business Day in The City of New York and, if the Specified Currency or Indexed Currency is any currency or currency unit other than U.S. dollars, in the Principal Financial Center of the country of such Specified Currency or Indexed Currency.

                  The Company shall pay interest on the Face Amount hereof at the Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date (if the first Interest Reset Date is later than the Original Issue Date) and thereafter at the interest rate determined by reference to the Base Rate shown above, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, shown above, or adjusted by such other formula, if any, set forth on the face hereof, until the principal hereof is paid or made available for payment; provided, however, that the interest rate in effect for the ten days immediately prior to the Maturity Date (as defined below) of this Security will be that in effect on the tenth day preceding such date. The Company will pay interest on each Interest Payment Date, if any, specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity Date, any Redemption Date or Repayment Date (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day (except that if the Base Rate specified above is LIBOR, and such day falls in the next succeeding calendar month, such payment will be made on the next preceding Business Day) as described on the reverse hereof. For purposes of this Security, unless otherwise specified on the face hereof, "Business Day" means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency shown above is a Foreign Currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided further that, with respect to Securities as to which LIBOR is an applicable Base Rate, such day is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined below)) in London. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency or the Indexed Currency, as the case may be, or (ii) the capital city of the country to which the LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

                  Interest on this Security will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture and subject to certain exceptions described herein (referred to on the reverse hereof), be paid to the person (the "Holder") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such Regular Record Date; and provided further that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

                  Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert any such amounts so payable in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Security in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, or at such other office in The City of New York, as the Company may determine, on or prior to the applicable Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.

                  Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

                  In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except as set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

                  Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, or at such other office in The City of New York, as the Company may determine (which, unless otherwise specified above, shall be the "Place of Payment"). The Company has initially appointed SunTrust Bank, at its office in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, or at such other office in The City of New York, as the Company may determine as Paying Agent.

                  Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof as of the Regular Record Date; provided, however, that, if (i) the Specified Currency is U.S. dollars and this is a Global Security (as defined on the reverse hereof) or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate wire transfer instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, or at such other office in The City of New York, as the Company may determine. The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

                  Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.


                                  McCORMICK & COMPANY, INCORPORATED


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:

[CORPORATE SEAL]

Attest:
       -----------------------
           Name:
           Title:  Secretary


                           TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                         This is one of the Securities of the
                                         series designated therein referred
                                         to in the within-mentioned Indenture

Dated:                                   SUNTRUST BANK,
                                         as Trustee


                                         By:
                                            -----------------------------------
                                              Authorized Officer

                                [REVERSE OF NOTE]


                        McCORMICK & COMPANY, INCORPORATED
                                MEDIUM-TERM NOTE

                  Section 1. General. This Security is one of a duly authorized issue of securities (herein called the "Securities") of the Company, issued and to be issued in one or more series under an indenture, dated as of September___, 2000, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and SunTrust Bank, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to U.S. $375,000,000 (or the equivalent thereof in one or more foreign currencies) or such other principal amount as shall be provided pursuant to the Indenture.

                  Section 2. Payments. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency in accordance with the procedures set forth on the face hereof, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent") based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date received by the Exchange Rate Agent from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency.

                  If the Specified Currency is other than U.S. dollars and the Holder hereof has elected payment in such Specified Currency in accordance with the procedures set forth on the face hereof and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as computed by the Exchange Rate Agent on the second Business Day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

                  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent shall have no liability therefor.

                  All currency exchange costs will be borne by the Company.

                  References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

                  Section 3. Interest Rate Calculations. Unless otherwise set forth on the face hereof, the following provisions of this Section 3 shall apply to the calculation of interest on this Security. If the first Interest Reset Date is later than the Original Issue Date, this Security will bear interest from its Original Issue Date to the first Interest Reset Date at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate set forth on the face hereof, as adjusted by the Spread, the Spread Multiplier or other formula, if any, set forth on the face hereof.

                  As set forth on the face hereof, this Security may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (as defined below) ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be set forth on the face hereof, the interest rate on this Security will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                  The rate of interest hereon will be reset daily, weekly, monthly, quarterly, semiannually or annually or at another interval (each, an "Interest Reset Period"), as set forth on the face hereof. The date or dates on which interest will be reset (each, an "Interest Reset Date") will be, if this Security resets (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Base Rate set forth on the face hereof is the Treasury Rate, in which case, the Tuesday of each week (except as provided below)); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of each of the four months set forth on the face hereof; (v) semiannually, the third Wednesday of each of the two months set forth on the face hereof; and (vi) annually, the third Wednesday of the month of each year set forth on the face hereof; provided, however, that (a) if the first Interest Reset Date is later than the Original Issue Date, the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate as set forth on the face hereof and (b) the interest rate in effect for the ten days immediately prior to the Maturity Date will be that in effect on the tenth day preceding the Maturity Date. If the Base Rate set forth on the face hereof is the Treasury Rate and a Treasury auction shall fall on the Interest Reset Date for this Security, then such Interest Reset Date shall instead be the first Business Day immediately following such Treasury auction. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate set forth on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

                  The interest payable hereon on each Interest Payment Date and on the Maturity Date shall be the amount of interest accrued from and including the Original Issue Date or the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for, as the case may be, to, but excluding, the next succeeding Interest Payment Date or the Maturity Date, as the case may be (each such period, an "Interest Period"). If the Maturity Date falls on a day which is not a Business Day, the payment of principal, premium, if any, and interest, if any, with respect to the Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, and no interest shall accrue on the amount so payable as a result of such delayed payment. If an Interest Payment Date other than the Maturity Date falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day and interest will accrue for the period of such postponement (except if the Base Rate specified above is LIBOR, and such day falls in the next succeeding calendar month, such Interest Payment Date will be advanced to the immediately preceding Business Day), it being understood that, to the extent this sentence is inconsistent with Section 112 of the Indenture, the provisions of this sentence shall apply in lieu of such Section.

                  Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the Interest Period or from the date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, if the Base Rate set forth on the face hereof is the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR (each as described below), or by the actual number of days in the year, if the Base Rate set forth on the face hereof is the Treasury Rate or the CMT Rate (each as described below). The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as set forth on the face hereof).

                  All percentages resulting from any calculation with respect hereto will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths or more of a percentage point rounded upward (e.g., 7.123455% (or 0.07123455) being rounded to 7.12346% (or
0.0712346) and 7.123454% (or 0.07123454) being rounded to 7.12345% (or
0.0712345)), and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

                  Interest will be payable on, if this Security resets (i) daily, weekly or monthly, the third Wednesday of each month; (ii) quarterly, the third Wednesday of the four months set forth on the face hereof; (iii) semiannually, the third Wednesday of the two months set forth on the face hereof; and (iv) annually, the third Wednesday of the month set forth on the face hereof (each, an "Interest Payment Date"), and in each case, on the Maturity Date.

                  If the Base Rate set forth on the face hereof is the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate or the Prime Rate, the "Interest Determination Date" pertaining to an Interest Reset Date for this Security will be the second Business Day immediately preceding such Interest Reset Date; if the Base Rate set forth on the face hereof is LIBOR, the "Interest Determination Date" pertaining to an Interest Reset Date for this Security will be the second London Business Day immediately preceding such Interest Reset Date unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be such Interest Reset Date; and if the Base Rate set forth on the face hereof is the Treasury Rate, the "Interest Determination Date" pertaining to an Interest Reset Date for this Security will be the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that sometimes such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

                  Unless otherwise set forth on the face hereof, the "Calculation Date", where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

                  The Company will appoint and enter into an agreement with an agent (a "Calculation Agent") to calculate the rate of interest on the Securities of this series which bear interest at a floating rate. Unless otherwise set forth on the face hereof, SunTrust Bank will be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

                  Subject to applicable provisions of law and except as specified herein, with respect to each Interest Determination Date, the rate of interest shall be the rate determined by the Calculation Agent in accordance with the provisions of the applicable heading below.

                  Determination of CD Rate. If the Base Rate set forth on the face hereof is the CD Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "CD Rate" means, with respect to any Interest Determination Date pertaining thereto, the rate on such date for negotiable certificates of deposit having the Index Maturity set forth on the face hereof as published in H.15(519) (as defined below), under the heading "CDs (secondary market)" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity set forth on the face hereof as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs
(secondary market)". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in H.15(519), H.15 Daily Update or such other recognized electronic source, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination
Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) having a remaining maturity closest to the Index Maturity set forth on the face hereof in a denomination of U.S. $5,000,000; provided, however, that, if fewer than three dealers are quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date. "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

                  Determination of Commercial Paper Rate. If the Base Rate set forth on the face hereof is the Commercial Paper Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Commercial Paper Rate" means, with respect to any Interest Determination Date pertaining thereto, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity set forth on the face hereof, as such rate shall be published in H.15(519) under the caption "Commercial Paper -- Nonfinancial" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity set forth on the face hereof as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper -- Nonfinancial". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in H.15(519), H.15 Daily Update or such other recognized electronic source, the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the average of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers in U.S. dollar commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) for commercial paper having the Index Maturity set forth on the face hereof placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized securities rating agency; provided, however, that, if fewer than three dealers are quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                  MONEY MARKET YIELD  =       D  X  360           x  100
                                        ---------------------------------------
                                           360  -  (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

                  Determination of Federal Funds Rate. If the Base Rate set forth on the face hereof is the Federal Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Federal Funds Rate" means, with respect to any Interest Determination Date pertaining thereto, the rate on such date for federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" as such rate is displayed on Telerate Page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"). If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or such other recognized electronic source, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the average of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York, which dealers have been selected by the Calculation Agent (after consultation with the Company), as of 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that, if fewer than three dealers are quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  Determination of LIBOR. If the Base Rate set forth on the face hereof is LIBOR, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

                  (i) If "LIBOR Reuters" is specified on the face hereof, LIBOR will be the average of the offered rates for deposits in the LIBOR Currency having the Index Maturity set forth on the face hereof on the applicable Interest Reset Date, as such rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest

         Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

                  (ii) If "LIBOR Telerate" is specified on the face hereof, LIBOR will be the rate for deposits in the LIBOR Currency having the Index Maturity set forth on the face hereof on the applicable Interest Reset Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If such rate does not appear, LIBOR for such Interest Determination Date will be determined as described in (iii) below.

                  (iii) If the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of whether the foregoing provisions require more than one rate. With respect to an Interest Determination Date, if LIBOR Reuters is the applicable method for determining LIBOR and fewer than two offered rates (or no rate, if applicable) appear on the Designated LIBOR Page as specified in (i) above or if LIBOR Telerate is the applicable method for determining LIBOR and no rate appears on the Designated LIBOR Page as specified in
         (ii) above, then LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR Currency for the period of the Index Maturity set forth on the face hereof on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 AM., London time, for the period commencing on the Interest Reset Date to prime banks in the London interbank market. The Calculation Agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in the LIBOR Currency. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations. If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in the Principal Financial Center selected by the Calculation Agent at approximately 11:00 A.M. in the Principal Financial Center, on the Interest Determination Date for loans to leading European banks in the LIBOR Currency having the Index Maturity set forth on the face hereof, for the period commencing on the Interest Reset Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time. The Calculation Agent will select the three banks referred to above. If fewer than three banks selected by the Calculation Agent are quoting as mentioned above, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  "LIBOR Currency" means the Designated LIBOR Currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

                  "Designated LIBOR Page" means, if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method of calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service, "Telerate") on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

                  Determination of Prime Rate. If the Base Rate set forth on the face hereof is the Prime Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Prime Rate" means, with respect to any Interest Determination Date pertaining thereto, the rate on such date as published in H.15(519) under the caption "Bank Prime Loan" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan."

                  If the rate is not published in H.15 (519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page as that bank's prime rate or base lending rate as in effect for that Interest Determination Date. If at least one rate but fewer than four rates appear on the Reuters Screen US PRIME1 Page on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If the banks selected by the Calculation Agent are not quoting as mentioned above, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  "Reuters Screen US PRIME1 Page" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Service (or any successor service, or such other page as may replace the USPRIME1 Page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

                  Determination of Treasury Rate. If the Base Rate set forth on the face hereof is the Treasury Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Treasury Rate" means, with respect to any Interest Determination Date pertaining thereto, the rate for the auction of direct obligations of the United States ("Treasury bills") held on such Interest Determination Date having the Index Maturity set forth on the face hereof under the caption "INVESTMENT RATE" on the display on Telerate on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") by 3:00 P.M., New York City time, on the Calculation date for that Interest Determination Date.

                  The following procedures will be followed if the Treasury Rate cannot be determined as described above:

                  If the rate is not published by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as published in H.15 Daily Update or such recognized electronic source used for the purpose of displaying such rate under the caption "U.S. Government securities/ Treasury bills/Auction high."

                  If the rate is not published by 3:00 P.M., New York City time, on the Calculation Date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as otherwise announced by the United States Department of Treasury.

                  If the results of the most recent auction of Treasury bills having the Index Maturity set forth on the face hereof are not published or announced as described above by 3:00 P.M., New York City time, on the Calculation Date, or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Yield Equivalent on such Interest Determination Date of Treasury bills having the Index Maturity set forth on the face hereof as published in H.15(519) under the caption "U.S. Government securities/Treasury bills/Secondary market" or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S.
Government securities/Treasury bills/Secondary market."

                  If such rate is not published in H.15 (519), H.15 Daily Update or another recognized electronic source, then the Calculation Agent will determine the Treasury Rate to be the Bond Yield Equivalent of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three leading primary United States government securities dealers for the issue of Treasury bills with a remaining maturity closest to the Index Maturity set forth on the face hereof. The Calculation Agent will select the three dealers referred to above.

                  If fewer than three dealers are quoting as described above, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

                  "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Bond Equivalent Yield =      D   X   N       x 100
                                          --------------------------------
                                              360 - (D x M)
where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                  Determination of CMT Rate. If the Base Rate set forth on the face hereof is the CMT Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread, Spread Multiplier, or other formula, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "CMT Rate" means, with respect to any Interest Determination Date pertaining thereto, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051 or any successor page, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052 or any successor page, the rate for the weekly or the monthly average, as applicable, ended immediately preceding the week or month in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date shall be the rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date shall be the rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines (with the concurrence of the Company) to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity, based on the arithmetic average of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, reported by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York, for the most recently issued direct noncallable fixed rate obligations of the United States ("U.S. Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. The three Reference Dealers shall be determined by (i) the selection of five Reference Dealers by the Calculation Agent (after consultation with the Company) and (ii) the elimination of the Reference Dealers providing the highest (or, in the event of equality, one of the highest) and the lowest (or, in the event of equality, one of the lowest) quotations for such Interest Determination Date. If the Calculation Agent cannot obtain three such U.S. Treasury Note quotations, the interest rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity based on the arithmetic average of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three Reference Dealers in The City of New York, selected in the manner described above, for U.S. Treasury

Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index, which has an outstanding balance of at least $100 million. If only three or four of such Reference Dealers are quoting as described above, then the interest rate shall be based on the arithmetic average of the offer side prices so obtained from all such Reference Dealers, without eliminating the Reference Dealers providing the highest and the lowest of such quotes. If fewer than three such Reference Dealers are quoting as described above, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date. If two such U.S. Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury Note with the shorter remaining term to maturity shall be used.

                  "Designated CMT Telerate Page" means the display on Telerate on the page set forth on the face hereof (or any other page as may replace such page on that service for the purpose of displaying treasury constant maturities as reported in H.15(519)). If no such page is so specified, the Designated CMT Telerate Page shall be 7052.

                  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is so specified, the Designated CMT Maturity Index shall be two years.

                  Section 4. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of the unpaid principal amount hereof. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. However, if less than all the Securities of the series with differing tenor and terms to this Security are to be redeemed then the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant Redemption Date.

                  Section 5. Repayment. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled "Option to Elect Repayment" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the hereof). Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

                  Section 6. Discount Securities. If this Security (such Security being referred to as a "Discount Security") (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the stated redemption price at maturity (as defined below) hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Security which has been paid on this Security from the date of issue to the date of determination.

                  Section 7. Modification and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series at the time, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the Specified Currency herein prescribed, except as set forth in Section 2 on the reverse hereof.

                  Section 8. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

                  Section 9. Minimum Denominations; Authorized Denominations. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

                  Section 10. Registration of Transfer. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  If the registered owner of this Security is the Depository (such a Security being referred to as a "Global Security"), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company, or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security representing such Security. In any exchange pursuant to this paragraph, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in certificated form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor. Securities issued in exchange for this Global Security pursuant to this paragraph shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. For purposes of the Indenture, this Global Security constitutes a Security issued in permanent global form. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

                  As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Section 11. Events of Default. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                  Section 12. Defined Terms. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  Section 13. Governing Law. Unless otherwise specified on the face hereof, this Security shall be governed by and construed in accordance with the law of the State of New York.

                                    * * * * *

                            OPTION TO ELECT REPAYMENT


                  The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Security as specified below (the "Repayment Date"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:


----------------------------------

----------------------------------

(Please Print or Type Name and Address of the Undersigned.)

                  For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 45 days prior to the Optional Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency in The City of New York, which will be located initially at the office of the Trustee at SunTrust Bank, c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005.

                  If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $ ____________.

                  If less than the entire principal amount of this Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination): $_______________ .

Dated
     -------------------------------

                                    ------------------------
                                    Note: The signature to this Option to Elect
                                    Repayment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS
                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                      TEN COM       -   as tenants in common
                      TEN ENT       -   as tenants by the entireties
                      JT TEN        -   as joint tenants with right of
                                        survivorship and not as tenants in
                                        common

                      UNIF GIFT MIN ACT -           CUSTODIAN
                                          -------------------------------------
                                              (Cust.)            (Minor)

                                           UNDER UNIFORM GIFTS TO MINORS ACT
                                           ---------------------------------
                                                         (State)

Additional abbreviations may also be used though not in the above list.


                                            FOR VALUE RECEIVED, the undersigned
                                            hereby sell(s), assign(s) and
                                            transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------

--------------------------------------------------------------------------------
      Please print or type name and address, including zip code of assignee


--------------------------------------------------------------------------------
the within Security of McCORMICK & COMPANY, INCORPORATED and all rights thereunder and does hereby irrevocably constitute and appoint

                                                                    Attorney to
--------------------------------------------------------------------
transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated
     ----------------------

SIGNATURE GUARANTEED:
                     ---------------------------------------------------

                                            ------------------
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the Security in every particular,
                                            without alteration or enlargement or
                                            any change whatsoever.